Exhibit 99.1

Riot Blockchain Announces Change in its Board of Directors

CASTLE ROCK, CO. – November 17, 2020 – Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot” or the “Company"), one of the few Nasdaq listed public cryptocurrency mining companies in the United States, announced today that Remo Mancini has resigned from the Company’s Board of Directors, effective immediately.

Mr. Mancini said, “It has been a privilege to serve on the Board of Directors of Riot Blockchain. I wish the Company and its new leadership well.”

The Company noted, “We are grateful to Remo Mancini for his years of service and leadership on the Board of Directors of Riot Blockchain. He has made an immeasurable impact on the Company. We thank him for his contributions and wish him well.” The Company further commented, “Mr. Mancini’s decision to resign from the Company’s Board of Directors is not the result of any disagreement with the Company’s operations, policies or procedures.”

About Riot Blockchain

Riot Blockchain (NASDAQ: RIOT) specializes in cryptocurrency mining with a focus on bitcoin. Riot also holds non-controlling investments in blockchain technology companies. Riot is headquartered in Castle Rock, Colorado, and the Company's primary mining facility is located in Massena, New York under a colocation agreement with Coinmint. For more information, visit www.RiotBlockchain.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For further information, please contact:

CONTACT:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

IR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.